EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

I, Warren E. Pinckert II, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Amendment No. 1 on Form 10-K/A to the Annual Report of Cholestech Corporation on Form 10-K for the fiscal year ended March 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of Cholestech Corporation.

By: /s/ WARREN E. PINCKERT II
Date: July 19, 2007	Name: Warren E. Pinckert, II
Title: President and Chief Executive Officer

I, John F. Glenn, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Amendment No. 1 on Form 10K/A to the Annual Report of Cholestech Corporation on Form 10-K for the fiscal year ended March 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of Cholestech Corporation.

By: /s/ JOHN F. GLENN
Date: July 19, 2007	Name: John F. Glenn
Title: Vice President of Finance and Chief Financial Officer